                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                    CILCORP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                MERRILL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

300 HAMILTON BLVD., SUITE 300, PEORIA,  CENTRAL ILLINOIS LIGHT COMPANY
                              IL 61602  CILCORP INVESTMENT MANAGEMENT INC.
                                        CILCORP VENTURES INC.
                                        ENVIRONMENTAL SCIENCE & ENGINEERING, INC.
                                        QST ENTERPRISES INC.

                                              March 11, 1996

     To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of CILCORP Inc. which will be held at 300 Liberty Street, Peoria, Illinois, on April 23, 1996 at 10 AM, Central Time. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

     It is important that your shares be represented at the meeting. Please complete, sign and date the enclosed Proxy and return it in the envelope provided as soon as possible.

     Your continued interest and cooperation are greatly appreciated.

                                              Sincerely,

                                              Robert O. Viets
                                              President and Chief
                                                Executive Officer

                                  CILCORP INC.
                       300 HAMILTON BOULEVARD, SUITE 300
                             PEORIA, ILLINOIS 61602
                            NOTICE OF ANNUAL MEETING

                                                                  March 11, 1996
Dear Shareholders:

The Annual Meeting of Shareholders of CILCORP Inc. will be held on Tuesday, April 23, 1996 at 10 AM, Central Time, at 300 Liberty Street, Peoria, Illinois 61602 for the following purposes:

    1.  To elect three members of the Board of Directors;

    2.  To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 23, 1996 are entitled to vote at the meeting.

By Order of the Board of Directors,
John G. Sahn
Vice President, General Counsel and Secretary

                                    IMPORTANT
      It is important that your shares be represented at the meeting. Please mark, sign, date and return the enclosed proxy promptly in order that your shares will be voted.

                                PROXY STATEMENT

GENERAL

      This statement is furnished in connection with a solicitation of proxies by the Board of Directors of CILCORP Inc. (the "Company" or "CILCORP"), for use at the Annual Meeting of Shareholders to be held on Tuesday, April 23, 1996 at 10 AM, Central Time, at 300 Liberty Street, Peoria, Illinois, and any adjournment thereof. The executive offices of the Company are located at 300 Hamilton Boulevard, Suite 300, Peoria, Illinois 61602. The shares represented by your proxy will be voted as directed therein if the proxy is duly executed and returned prior to the meeting. If no choice has been specified, the persons named in the proxy intend to vote for the election of the nominees listed below. You may revoke your proxy by a duly executed later proxy, or at any time before it is exercised by written notice to the Secretary of the Company, received prior to the time of the meeting, or orally at the meeting.

      Shareholders of record participating in the Company's Automatic Dividend Reinvestment and Stock Purchase Plan will receive one proxy for shares held of record as well as shares held under such Plan. Shares in the account of an employee participating in the savings plans of the Company's subsidiaries, Central Illinois Light Company ("CILCO") and Environmental Science & Engineering, Inc. ("ESE"), will be voted in accordance with the employee's instructions; or, if no instructions are given, pursuant to the trust agreements pertaining to the plans.

      The expense of the solicitation of proxies is being borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies either personally, or by telephone or FAX. The Company will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to their principals, the beneficial owners of the stock. The Company has arranged for D. F. King & Co., Inc., for a fee of approximately $8,000, to assist in the solicitation of proxies. Such solicitation may be made by mail, telephone, FAX or in person.

      The annual report of the Company for the year ended December 31, 1995 is being sent, along with the Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy, to all shareholders of record at the close of business on February 23, 1996, which is the record date for the determination of shareholders entitled to vote at the meeting. These items are to be first mailed to shareholders on March 11, 1996.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      On February 23, 1996, the record date for the meeting, the outstanding voting stock of the Company consisted of 13,355,731 shares of common stock, no par value (the "common stock"). Each share of common stock entitles the holder thereof to one vote upon each matter coming before the meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      To the Company's knowledge, no single entity or person has beneficial ownership of 5% or more of the Company's outstanding common stock. No independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth as of February 23, 1996 the beneficial ownership of the Company's common stock (including ownership of stock in the Employees' Savings Plan as of December 31, 1995) by all directors (including nominees for director), the executive officers included in the Summary Compensation Table herein, and all directors and officers as a group. The following table also sets forth as of January 1, 1996 the common stock equivalents held by directors participating in the Company's and CILCO's Deferred Compensation Stock Plans.

                                                             SHARES OF COMMON            COMMON
                                                             STOCK AND NATURE             STOCK
NAME OF BENEFICIAL OWNER                                OF BENEFICIAL OWNERSHIP(1)   EQUIVALENTS(2)
------------------------------------------------------  ---------------------------  ---------------
Marcus Alexis                                                        1,100                  2,540
John R. Brazil                                                         400
Willard Bunn III                                                     1,200                     83
Jerry D. Caulder                                                       100
David E. Connor                                                      4,604
Homer J. Holland                                                       500
H. Safford Peacock                                                   1,000                  5,038
Katherine E. Smith                                                     940                  3,266
Richard N. Ullman                                                    1,000                  3,566
Robert O. Viets                                                      8,779                  5,054
Murray M. Yeomans                                                    1,250                  4,762
R. Wayne Slone                                                      10,203
William M. Shay                                                      5,843
James F. Vergon                                                      4,193
Joseph F. Silvey                                                       100
Thomas S. Romanowski                                                 3,963
All directors and officers as a group                               49,383                 24,309

-------
(1) In each case, with respect to the shares of common stock shown, the named individual or his spouse has sole voting and investment power. The directors and officers individually and as a group own less than one percent of the Company's common stock.

(2) Compensation deferred under the Deferred Compensation Stock Plans is converted into units of common stock based upon the market price of such stock on the trading date next following the date payment would have been made to the director. Additional amounts are credited to the director's account equal to common stock dividends paid, and are treated as automatically reinvested in the Company's common stock.

1.  ELECTION OF DIRECTORS

      The Board of Directors consists of ten members, divided into three classes, with members of each class serving a three-year term. At the 1996 Annual Meeting, the shareholders will elect three persons as directors with terms continuing until the Annual Meeting of Shareholders in 1999 or until their respective successors are elected and qualified. The remaining seven directors will continue to serve as set forth below, with four directors having terms expiring April 1997 and three directors having terms expiring April 1998. To be elected a director, a nominee must receive the affirmative vote of a majority of the Company's outstanding shares represented at the meeting and entitled to vote. All of the nominees except Dr. Caulder are now directors of the Company and all have agreed to serve if elected. The vacancy on the Board resulted from the retirement of Mr. David E. Connor. His many years of service to the Company and its shareholders are deeply appreciated. The nominees and directors are listed below, together with biographical information.

      The Board of Directors has no reason to believe that the nominees will not be available, but in the event that a vacancy among the original nominees is occasioned by death or any other reason prior to the meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
FOR THREE-YEAR TERMS EXPIRING APRIL 1999

JOHN R. BRAZIL
PRESIDENT   OF   BRADLEY   UNIVERSITY,   PEORIA,   ILLINOIS
Director of CILCORP and CILCO since 1993                     [PHOTO1]
Member of Audit and Finance Committees
      Dr.  Brazil was  born at  Los Angeles,  California in
1946. He  received  a  bachelor's degree  in  history  from
Stanford University in 1968 and a master's degree and Ph.D.
in  American studies from Yale University in 1972 and 1975,
respectively. In 1980, he was a Fulbright senior scholar in
English and American studies  at the University of  Sydney,
Australia. Prior to joining Bradley University as president
in  January 1992, he served  as chancellor and professor of
English  at  the  University  of  Massachusetts   Dartmouth
(formerly  known as  Southeastern Massachusetts University)
from  1984  through   1991.  Dr.   Brazil  was   previously
associated  with San  Jose' State  University in California
for eleven years, last  serving as professor of  humanities
and  American  studies  and  vice  president  for  academic
affairs. He  is  a  director  of  First  of  America  Bank-
Illinois, N.A., First of America Bank-Illinois, N.A. Peoria
Regional Advisory Board, Methodist Medical Center, National
Association  of Independent  Colleges and  Universities and
chairs the Walter Byers Post-Graduate Scholarship Committee
of the National Collegiate Athletic Association.

JERRY D. CAULDER
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF  MYCOGEN
CORPORATION, SAN DIEGO, CALIFORNIA                           [PHOTO2]
Director of Environmental Science & Engineering, Inc. since
1993
      Dr.  Caulder was born in Gideon, Missouri in 1942. He
received a Bachelor of Science degree in botany and zoology
from Southeast  Missouri State  University  in 1964  and  a
Master's  degree  and  a Doctorate  in  agronomy  and plant
physiology from  the University  of  Missouri in  1969.  In
1984,  Dr. Caulder joined  Mycogen Corporation as president
and chief executive officer and was elected chairman of the
board in 1989. Prior to joining Mycogen, he managed various
aspects of both the international and domestic business  of
Monsanto  Company  for  over  15  years.  He  serves  as  a
consultant and speaker to various organizations,  including
the  Brookings Institute  (Washington, D.C.),  The Keystone
Group (Keystone,  Colorado) and  the World  Economic  Forum
(Geneva,  Switzerland). Dr.  Caulder is also  a director of
Applied Genetics.
MURRAY M. YEOMANS
CHAIRMAN OF YEOMANS DISTRIBUTING
COMPANY, PEORIA, ILLINOIS                                    [PHOTO3]
(WHOLESALE  APPLIANCES  AND  CENTRAL  HEATING  AND  COOLING
EQUIPMENT)
Director of CILCORP and CILCO since 1987
Member of Audit and Compensation Committees
      Mr. Yeomans was born at Philadelphia, Pennsylvania in
1935. He is a 1958 graduate of Miami University (Ohio) with
a  degree  in  business administration.  He  joined Yeomans
Distributing Company  in 1960  and was  named president  in
1972,  chairman and chief executive  officer in 1991 and to
his present position in  1995. He is  a director of  Peoria
Area  Community  Foundation  and  serves  as  a  trustee of
Bradley University.  In addition,  he is  a member  of  the
Saint  Francis Medical Center Advisory  Board, the First of
America Bank-Illinois, N.A. Peoria Regional Advisory  Board
and  president of the  Illinois Neurological Institute. Mr.
Yeomans is active in civic and charitable activities.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERM EXPIRING APRIL 1997

MARCUS ALEXIS
BOARD   OF    TRUSTEES   PROFESSOR    OF   ECONOMICS    AND
PROFESSOR OF MANAGEMENT AND STRATEGY                         [PHOTO4]
NORTHWESTERN UNIVERSITY, EVANSTON, ILLINOIS
Director of CILCORP and CILCO since 1988
Member    of    Compensation    and    Finance   Committees
      Dr. Alexis was born at New York, New York in 1932. He
graduated from Brooklyn  College in 1953  with a degree  in
economics.  Dr. Alexis received a  Master of Arts degree in
economics from  Michigan State  University in  1954, and  a
Ph.D  degree in economics from  the University of Minnesota
in 1959.  He initially  joined Northwestern  University  in
1970  and served as chairman of the Department of Economics
from 1976-1979  and 1982-1985.  During the  period 1979  to
1981, he was a member, vice chairman and acting chairman of
the   Interstate   Commerce  Commission.   He   joined  the
University of Illinois at  Chicago in 1985  as dean of  the
College   of  Business  Administration   and  professor  of
economics. He returned to Northwestern University in  1990.
He  is  former  Chairman  of the  Federal  Reserve  Bank of
Chicago and serves on the boards of the Teachers  Insurance
and  Annuity Association, the Metropolitan Planning Council
in Chicago,  and is  also a  director of  the Lincoln  Park
Zoological Society.

H. SAFFORD PEACOCK
INVESTMENT MANAGEMENT AND FARMING
Director of CILCORP since 1985                               [PHOTO5]
Member  of Audit, Executive and Director Affairs Committees
      Mr. Peacock was born  at Monmouth, Illinois in  1928.
He graduated from the Massachusetts Institute of Technology
in 1950. He joined Myers Industries, Inc. (manufacturers of
store  fixtures and storage  shelving) in Lincoln, Illinois
in 1953 in  an engineering capacity,  and was elected  vice
president  of manufacturing and director in 1960. He served
as vice president and general  manager from 1974 until  his
retirement  in 1977. He is active in investment management,
including farming operations and industrial real estate. He
is a director of Environmental Science & Engineering,  Inc.
and CILCORP Ventures Inc., trustee and past chairman of the
board of trustees of Lincoln College and a trustee and past
chairman  of the board of  trustees of Monmouth College. He
also  serves  as  a   director  of  the  National   Defense
University Foundation in Washington, D.C. He was a director
of CILCO from 1978 to 1994.
RICHARD N. ULLMAN
PRESIDENT    OF   FEDERAL   COMPANIES,   PEORIA,   ILLINOIS
(COMMERCIAL WAREHOUSING,  LOCAL AND  LONG DISTANCE  MOVING)  [PHOTO6]
Director of CILCORP and CILCO since 1988
Member   of   Finance  and   Director   Affairs  Committees
      Mr. Ullman was born at  Peoria, Illinois in 1934.  He
graduated  from DePauw  University in  1956 with  a liberal
arts degree. He joined  Federal Warehouse Company in  1957.
In  1973  he was  named president  of  that company  and of
Federal Companies. He  is a  director of  First of  America
Bank-Illinois,  N.A., First of  America Bank-Illinois, N.A.
Peoria  Regional  Advisory  Board,  Keystone   Consolidated
Industries,  Inc.  and the  Peoria Medical  Research Corpo-
ration. Mr. Ullman is a member of the Saint Francis Medical
Center Advisory Board,  a member of  the advisory board  of
Children's  Hospital of  Illinois at  Saint Francis Medical
Center, and serves as a member of the board of trustees  of
Bradley   University.  He   is  active   in  a   number  of
professional and civic organizations.

ROBERT O. VIETS
PRESIDENT  AND   CHIEF   EXECUTIVE   OFFICER   OF   CILCORP
Director of CILCORP since 1988                               [PHOTO7]
Member of Executive Committee
      Mr.  Viets  was born  at Girard,  Kansas in  1943. He
graduated from Washburn University in 1965 with a degree in
economics and  received  his  law  degree  from  Washington
University  School of Law in 1969. He is a certified public
accountant  and  has   had  experience   with  a   national
accounting  firm. Mr. Viets joined CILCO in 1973 as manager
of special studies and was  appointed manager of rates  and
regulatory  affairs in 1976. He  was elected assistant vice
president, regulatory  and  legislative affairs,  in  1980,
vice  president, financial services in 1981, vice president
(finance group)  in  1983,  senior vice  president  of  the
Company  and CILCO in 1986 and to his present position with
the  Company  in  1988.  He  is  also  chairman  and  chief
executive   officer  of  CILCO,   Environmental  Science  &
Engineering,  Inc.  and  QST  Enterprises  Inc.  (effective
January  29, 1996), chairman of CILCORP Ventures Inc. and a
director of CILCORP Investment Management Inc. Mr. Viets is
a director of First  of America Bank-Illinois, N.A.,  First
of  America  Bank-Illinois, N.A.  Peoria  Regional Advisory
Board, RLI Corp., Lincoln Office Supply Co.,  Incorporated,
the  Peoria  Medical  Research  Corporation  and  Methodist
Health Services Corporation. He  serves as chairman of  the
board of trustees of Bradley University.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERM EXPIRING APRIL 1998

WILLARD BUNN III
SENIOR    VICE   PRESIDENT   AND   MANAGING   DIRECTOR   IN
THE FINANCIAL SERVICES UNIT                                  [PHOTO8]
THE CHICAGO CORPORATION, CHICAGO, ILLINOIS
Director  of  CILCORP  since  1994  and  CILCO  since  1991
Member    of    Compensation    and    Finance   Committees
      Mr. Bunn was born  at Springfield, Illinois in  1943.
He  graduated  from  Princeton University  in  1966  with a
degree in  history  and  received his  master's  degree  in
business  administration  from  The  Darden  School  at the
University of  Virginia in  1968.  He was  associated  with
Chemical   Bank  from  1968  to  1978  serving  in  various
capacities, including  vice  president and  group  head  of
domestic  depository institutions. He joined Marine Bank of
Springfield in 1978 as an executive vice president and  was
subsequently  elected  president in  1980 and  chairman and
chief executive officer in 1989.  In 1992, Mr. Bunn  became
chairman  and chief executive officer  of Banc One Illinois
Corporation (which  merged with  Marine Bank).  He  retired
from  these positions on December 31, 1994. Mr. Bunn serves
on the boards of various local and state business and civic
organizations.

HOMER J. HOLLAND
PRESIDENT OF HOLLAND PARTNERS, INC.
CHICAGO, ILLINOIS (DIVERSIFIED INVESTMENTS)                  [PHOTO9]
Director of CILCORP since 1994
Member of Audit and Finance Committees
      Mr. Holland was born  at Madison, Wisconsin in  1941.
He  is a  1963 graduate  of the  U.S. Military  Academy and
served in the U.S.  Army from 1963 to  1971. He received  a
Masters   of  Science  degree  in  physics  and  electrical
engineering from Massachusetts  Institute of Technology  in
1967  and a  Doctor of Business  Administration degree from
George Washington  University in  1972. Following  military
service,  he was associated with the First National Bank of
Chicago from  1971 to  1979, last  serving as  senior  vice
president.  He was  president of Exchange  National Bank of
Chicago from  1979 to  1983.  Mr. Holland  founded  Holland
Partners,  Inc. in  1983 and through  this company acquired
control of  six Illinois  savings banks  from 1985  through
1988  (later merged  as River Valley  Savings Bank, F.S.B.,
Peoria, Illinois) and  one Texas savings  bank in 1992.  He
served  as chairman of River  Valley Holdings, Inc., parent
of the  Peoria bank,  until its  sale in  January 1995.  He
continues to serve as chairman of Western Capital Holdings,
Inc.,  parent of River Valley Bank, F.S.B., McAllen, Texas.
He is a  director of Environmental  Science &  Engineering,
Inc.,   CILCORP  Investment  Management  Inc.,  La  Cantera
Development  Company,  Lifeline   Shelter  Systems,   Inc.,
Wisconsin   Industrial   Products  Inc.,   First  Financial
Training Services and the Institute of European Studies.

KATHERINE E. SMITH
GROUP EXECUTIVE
DAIRY MANAGEMENT INC., CHICAGO, ILLINOIS                     [PHOTO10]
Director of CILCORP and CILCO since 1985
Member of  Compensation  and  Director  Affairs  Committees
      Ms.  Smith was born at Chicago, Illinois in 1940. She
is a 1961 graduate of Oregon State University with a degree
in family  and  consumer  science. She  was  named  to  her
current  position in 1995. From 1982 to 1994, Ms. Smith was
vice president, consumer  affairs, U.  S. Grocery  Products
Division  of The Quaker Oats Company. She was formerly with
The Great Atlantic & Pacific Tea Company, Inc. from 1976 to
1982 as  vice  president, consumer  affairs  and  marketing
services,  and  prior  to  that  was  associated  with  The
Pillsbury Company.  She  began  her  business  career  with
Southern  California  Gas  Company, a  division  of Pacific
Lighting Corporation,  where she  advanced through  various
positions related to customer services. Ms. Smith is active
in   a  number  of   professional  and  civic  associations
including the Society of Consumer Affairs Professionals  in
Business  and the American Association of Family & Consumer
Science. In addition, she is a trustee of the Oregon  State
University Foundation.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors, has, among others, Audit, Compensation and Director Affairs Committees.

      The Audit Committee is responsible for reviewing audits made by the Company's independent accountants, including the scope of the auditors' reports and reviewing such other matters, such as the effectiveness of internal controls, as the Committee may deem appropriate. The Audit Committee recommends to the Board of Directors the independent accounting firm which will be engaged to audit the Company's financial statements. The Committee also reviews the activities of the Company's internal auditors. Directors serving as members of the Committee are Messrs. Brazil, Holland, Peacock and Yeomans. During 1995, the Committee held four meetings.

      The Compensation Committee considers and makes recommendations to the Board of Directors with respect to the compensation of the Company's executive officers. Directors serving as members of the Committee are Messrs. Alexis, Bunn, Yeomans and Ms. Smith. During 1995, the Committee held eight meetings.

      The Director Affairs Committee, in addition to monitoring governance policies of the Board, reviews and recommends to the Board of Directors nominees to serve on the

Board. The Committee considers nominees brought to its attention by other members of the Board, by members of management and by shareholders. Shareholders may submit recommendations to the Committee with respect to nominees by writing to the Secretary of the Company. Under the Company's By-laws, written notice of any shareholder nomination of an individual for election as a director at the Annual Meeting must be received by the Secretary of the Company at 300 Hamilton Boulevard, Suite 300, Peoria, Illinois 61602, not later than sixty days prior to the first anniversary of the date of the last Annual Meeting of Shareholders and set forth the name, age, business and residential address, principal occupation, number of shares of common stock owned and such other information concerning the nominee as may be required by the federal securities laws in respect of an individual nominated as a director for whom proxies are solicited. (A copy of the Company's By-laws specifying the requirements for shareholder nominations will be furnished to any shareholder without charge upon written request to the Secretary.) Directors serving as members of the Committee are Messrs. Connor, Peacock, Ullman and Yeomans and Ms. Smith. During 1995, the Committee held five meetings.

      During 1995, the Board of Directors held a total of five meetings.

DIRECTORS' COMPENSATION

      No fees are paid to directors who are employees of the Company or its subsidiaries. Non-employee members of the Board receive a total annual retainer fee of $16,000 for serving on the Company's Board and on the Board of any of the Company's subsidiaries, prorated for less than a year's service. Non-employee directors also receive an attendance fee of $750 for attending meetings of the Board of Directors of the Company or its subsidiaries and an attendance fee of $750 for each meeting attended of committees of those Boards. No reduction is made in attendance fees in the event the Boards of the Company and CILCO or committees of the Boards of the Company and CILCO meet on the same day.
Directors are also reimbursed for their travel expenses for each Board or committee meeting attended.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation earned for the years 1995, 1994 and 1993 for the Chief Executive Officer and the four most highly compensated executive officers of the Company and its subsidiaries who perform policy-making functions for the Company.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION      LONG-TERM
                                                                   COMPENSATION
                                           ---------------------  ---------------     ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR       SALARY    LTIP PAYOUTS(1)  COMPENSATION(2)
-----------------------------------------  ---------  ----------  ---------------  ----------------
Robert O. Viets                              1995     $  327,756     $  17,819        $   34,925
President and Chief Executive                1994        261,000        88,015            27,364
Officer of the Company                       1993        257,850        41,962            25,305

William M. Shay(3)                           1995     $  185,838        54,641            24,812
President and Chief                          1994        156,818        49,852            19,418
Operating Officer of QST Enterprises Inc.    1993        150,437        34,864            17,953

James F. Vergon(4)                           1995     $  181,661        61,437            15,610
President and Chief                          1994        140,270        63,012            12,513
Operating Officer of CILCO                   1993        134,564        57,114            11,635

Thomas S. Romanowski                         1995     $  133,584        56,662            14,442
Vice President of CILCO                      1994        127,795        58,775            11,751
                                             1993        121,705        55,162            10,894

Joseph F. Silvey(5)                          1995     $  162,018           -0-             3,375
President and Chief                          1994        152,267           -0-             3,347
Operating Officer of Environmental           1993        119,464           -0-             2,780
Science & Engineering, Inc.

(1) Amounts paid pursuant to the EVA-Based Incentive Compensation Plans of the Company, CILCO and ESE.

(2) Amounts shown in this column for 1995 represent (a) employer contributions under the CILCO and ESE Savings Plans: Mr. Viets $4,500, Mr. Vergon $4,500, Mr. Shay $4,500, Mr. Romanowski $3,852 and Mr. Silvey $3,375 and (b) earnings on deferred compensation: Mr. Viets $30,425, Mr. Shay $20,312, Mr. Vergon $11,110, Mr. Romanowski $10,590 and Mr. Silvey $-0-.

(3) Effective January 29, 1996. QST Enterprises Inc. is a subsidiary of CILCORP. Previously Mr. Shay was a group president of CILCO effective April 1, 1995, and vice president of CILCO effective January 1, 1993.

(4) Effective January 29, 1996. Mr. Vergon was a group president of CILCO effective April 1, 1995, vice president of CILCO effective March 1, 1993 and served as vice president and chief financial officer of CILCORP from January 1, 1993 through February 28, 1993.

(5) Effective April 1, 1994. Mr. Silvey was senior vice president of ESE effective February 15, 1993.

EVA-BASED INCENTIVE COMPENSATION PLAN

      Incentive compensation is awarded in accordance with the Company's EVA-Based Incentive Compensation Plan (the "EVA Plan") and the Shareholder Return Incentive Compensation Plan described below (the "Shareholder Return Plan"). The purpose of the EVA Plan is to provide an incentive to eligible officers and senior managers to increase and maintain shareholder value by rewarding the achievement of these objectives. EVA is a measure of profitability that is based on the difference between the return earned on the capital invested in an enterprise and the cost of that capital. This difference can be either positive or negative and results in an addition to or a deduction from award balances accumulated from prior years. Each year, one third of the net balance accumulated is paid to the participant. That portion of the incentive compensation which has been deferred is "at risk" since a negative EVA in a subsequent year may eliminate previously accumulated balances. The calculation of the award pool is based, in part, on a fixed percentage of the improvement in EVA from the prior year and, in part, on a fixed percentage of the average of EVA contributed over a three-year period. These percentages, which do not change from year to year, were determined when the EVA Plan was originally established and were designed, using historical financial data, to create an award pool of sufficient size to achieve the Plan objectives and are used only for that purpose. Annually, at the outset of each plan year, the Compensation Committee determines the portion of the award pool to be allocated to each participant,
including   the   executive   officers,   based   on   that   individual's   job
responsibilities and the Committee's evaluation of the effect which that individual's job responsibilities and the Committee's evaluation of the effect which that individual's performance is expected to have on the size of the award pool. A portion of the award pool is allocated, at the Committee's discretion, at the conclusion of each plan year. Discretionary awards are determined on the basis of the CEO's recommendation and the compensation policies established by the Committee. Both the non-discretionary and discretionary portions of an award are added to each participant's account balance, one third of which is paid and the remainder of which remains at risk in the account balance.

SHAREHOLDER RETURN INCENTIVE COMPENSATION PLAN

      The  purposes  of the  Shareholder Return  Plan  are to  promote long-term growth in the value of the Company's common stock, to attract and retain executives of outstanding ability, to encourage teamwork among the executives of the Company and its subsidiaries, and to reward performance based on the successful achievement of pre-established corporate financial goals. Participants under this Plan are eligible key employees of the Company or its subsidiaries who, due to the nature and scope of their positions, regularly and directly make or influence policy decisions which impact the overall long-term results or success of the Company. Grants entitle participants to receive shares of common stock at the end of a pre-established performance measurement period to the extent that the Company achieves pre-established financial objectives during such period. All grants are made by a committee of the Board (comprised of disinterested directors), which has discretion to establish the performance measurement periods and Company financial objectives applicable to each grant. Grants under this Plan made in 1995 are set forth in the table below.

                  LONG TERM INCENTIVE PLANS--AWARDS IN 1995(1)

                                                   PERFORMANCE
                             NUMBER OF               OR OTHER                       ESTIMATED FUTURE PAYOUTS
                           SHARES, UNITS           PERIOD UNTIL      -------------------------------------------------------
                              OR OTHER              MATURATION
                               RIGHTS               OR PAYOUT              THRESHOLD                TARGET          MAXIMUM
                       ----------------------  --------------------  ----------------------  --------------------  ---------
        NAME            EVA(2)      SRP(3)      EVA(4)       SRP      EVA(5)      SRP(6)      EVA(7)       SRP      EVA(8)
---------------------  ---------  -----------  ---------  ---------  ---------  -----------  ---------  ---------  ---------
R. O. Viets            $(117,466)     10,000      --      1995-1999  $   5,936       5,000   $ (33,216)    10,000  $  17,809
W. M. Shay                68,648       3,333      --      1995-1999     32,595       1,666      55,454      3,333     97,882
J. F. Vergon              61,430       3,333      --      1995-1999     37,357       1,666      57,813      3,333    112,184
T. S. Romanowski(9)       56,210      --          --         --         34,210      --          52,928     --        102,734
J. F. Silvey(10)          --           3,333      --      1995-1999     --           1,666      --          3,333     --


        NAME              SRP
---------------------  ---------
R. O. Viets               30,000
W. M. Shay                10,000
J. F. Vergon              10,000
T. S. Romanowski(9)       --
J. F. Silvey(10)          10,000

(1) Amounts listed under columns headed "EVA" are dollar amounts under the Company's EVA-Based Incentive Compensation Plan. Amounts listed under columns headed "SRP" are the number of shares of common stock under the Company's Shareholder Return Plan.

(2) Amounts listed are the net increases or decreases accrued during the 1995 plan year to previously accumulated balances.

(3) Amounts listed are the number of shares allocated in 1995.

(4) Each year, one-third of the net balance accumulated in the EVA Plan is paid to the participant. (See Summary Compensation Table for amounts paid in 1995.)

(5) Amounts listed are payable if net change in EVA in 1996 is zero.

(6) Represents minimum amount received if certain Company financial objectives are met. No shares are received if such objectives are not met.

(7) Amounts listed are payable if net change in EVA in 1996 is the same as in 1995.

(8) Amounts listed are accumulated balances at the beginning of the 1996 plan year.

(9) Mr. Romanowski did not participate in the Shareholder Return Plan in 1995.

(10) Mr. Silvey did not participate in an EVA-Based Incentive Compensation Plan in 1995 and has no accumulated award balance.

CERTAIN PLANS

      CILCO BENEFIT REPLACEMENT PLAN. The CILCO Board of Directors has established a Benefit Replacement Plan (the "Benefit Replacement Plan"). The Benefit Replacement Plan provides for payments to participants from CILCO's general funds to restore the retirement benefit under the CILCO non-contributory Pension Plan for Management, Office and Technical Employees (the "Pension Plan"), when such benefit is restricted by (1) the maximum defined benefit limitation of Section 415(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (2) the indexed compensation limitation of Section 401(a)(17) of the Code, and (3) participation in certain deferred compensation plans. The Benefit Replacement Plan generally covers all Pension Plan participants affected by these restrictions and provides for payment at the times and in the forms of the Pension Plan.

      CILCO PENSION PLAN. Pension benefits are provided to Company employees through CILCO's Pension Plan. Directors who are not employees do not participate in this Plan. Pension benefits are determined using a formula based on years of service and highest average rate of monthly earnings for any sixty consecutive month period. The normal retirement date specified in the Pension Plan is age
65. Retirement prior to age 62 results in an appropriate reduction in pension benefits.

      The following table shows the aggregate annual benefits payable on a straight life annuity basis upon retirement at normal retirement age under the Pension Plan and under the Benefit Replacement Plan discussed above. The amounts shown are not subject to any deduction for Social Security benefits or other offset amounts other than that for an optional survivorship provision.

                               PENSION PLAN TABLE

                                   YEARS OF SERVICE
               --------------------------------------------------------
REMUNERATION   15 YEARS   20 YEARS    25 YEARS    30 YEARS    35 YEARS
-------------  ---------  ---------  ----------  ----------  ----------
 $   175,000   $  37,410  $  49,878  $   62,346  $   74,814  $   87,282
     200,000      42,750     57,000      71,250      85,500      99,750
     225,000      48,096     64,128      80,160      96,192     112,224
     250,000      53,442     71,250      89,064     106,878     124,692
     300,000      64,128     85,500     106,878     128,250     149,628
     350,000      74,814     99,750     124,692     149,628     174,564

      The sum of annual and long-term compensation shown for the executive officers listed in the above Summary Compensation Table is substantially compensation as covered by the Pension Plan and the Benefit Replacement Plan. At January 1, 1996, the credited years of service under the Pension Plan for such officers are as follows: R. O. Viets--22 years, W. M. Shay--13 years, J. F. Vergon--24 years, and T. S. Romanowski--24 years. Mr. Silvey does not participate in the Pension Plan.

      COMPENSATION PROTECTION PLANS. The Boards of Directors of the Company and its subsidiaries, CILCO and ESE, have established Compensation Protection Plans providing benefits to eligible employees. All of those named in the Summary Compensation Table are eligible employees. The Plans provide severance benefits in the event of (i) a termination of employment resulting directly or indirectly from a sale of substantially all or certain assets of the Company, CILCO or ESE or (ii) a termination of employment within two years after a change in control occurring involuntarily for a reason other than unacceptable performance or occurring voluntarily with good reason as defined in the Plans. A change in control includes the sale of all or part of the business of the Company, CILCO or ESE to a person not controlled by CILCORP, a merger or consolidation of CILCORP in which CILCORP does not survive or in which its common stock is converted, the acquisition of 30% of the beneficial ownership of CILCORP by a person together with the failure of continuing directors to constitute a majority of its board of directors, or a sale of all or substantially all of the assets of CILCORP. Upon a covered termination, a participant is entitled to a continuation of base salary and benefit plan coverage for two years (or a shorter period for participants below the position of vice president with less than 30 years of service) after such termination.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      BACKGROUND AND POLICIES. The Compensation Committee of the Board of Directors (the "Committee") is comprised of four non-employee members of the Board. The Committee considers and makes recommendations to the Board with respect to the compensation of the executive officers (the president and vice president) of the Company. The Committee's compensation policies with respect to the executive officers are as follows:

    1. Compensation levels should be established which are internally fair and equit-able, bearing in mind (a) past practices, patterns and relationships,and (b) the relationship between officer level compensation and the compensation provided for top level managers throughout the Company.

    2. Compensation should be comparable and reasonable in relation to similar positions in other companies of like size, structure and purpose. A group of utility and utility holding companies of comparable size and nature was used for comparative purposes. This group includes consideration of smaller companies (comparable to CILCORP) that differs from the group of companies identified for comparative stock performance purposes.

    3. Compensation of the executive officers should be directly related to the economic value created for the Company's shareholders.

    4. A compensation program should be designed to attract and retain superior management.

      EXECUTIVE OFFICER COMPENSATION PROGRAM. The Company's current executive officer compensation program is comprised of two major components: base salary and incentive compensation. Base salary levels for the Company's executive officers are set by the Committee relative to other utility and utility holding companies of similar size. In addition, the Committee also considers the individual officer's experience and performance. Salaries of the executive officers are reviewed each year by the Committee and may be adjusted based on the individual's contribution to the Company's performance, as well as competitive pay levels. The average compensation of the executive officers combined is moderately below the competitive median of the group of utility and utility holding companies, and the chief executive officer's compensation is below the competitive median.

      The Company has not yet developed a policy with respect to qualifying certain performance-based compensation paid to its named executive officers under the EVA Plan and the Shareholder Return Plan for corporate deductibility under Section 162(m) of the Internal Revenue Code. The total compensation paid to each of these officers in 1995 was significantly below the $1,000,000 deductibility cap specified in Section 162(m). If and when it is anticipated that the total compensation paid to any of these named executive officers will reach this limit, the Company will establish such a policy.

      PRESIDENT'S COMPENSATION. All outside directors of the Company are engaged annually in a review of the president and chief executive officer's performance prior to approving his compensation. The Compensation Committee of the Board reviews such evaluations and makes a recommendation to the full Board regarding compensation for the ensuing year.

      Upon the Committee's recommendation, Mr. Viets was awarded a salary of $350,000 commencing April 1, 1995, representing an increase of approximately 34% over his prior salary level. The Committee based its decision on the following factors: (1) studies conducted by an external executive compensation consultant which indicated that Mr. Viets' base salary compensation was approximately 73% of the base salary compensation of the chief executive officers of a group of comparable companies, (2) recognition that Mr. Viets, in addition to assuming additional duties, had met substantially all the business and financial goals that were established for the preceding year, and (3) the fact that Mr. Viets had not received a base salary increase since April 1993.

      In 1995, the Compensation Committee allocated 10,000 shares of common stock on behalf of Mr. Viets under the Shareholder Return Plan for the performance period ending December 31, 1999. The number of shares awarded and actual distribution of the shares will be dependent upon meeting pre-established Company financial objectives based on total shareholder return during the performance period. In addition, Mr. Viets received an award of $17,819 in 1995 pursuant to the Company's EVA-Based Incentive Compensation Plan.

                                      Compensation Committee
                                          Katherine E. Smith, CHAIRPERSON
                                          Marcus Alexis
                                          Willard Bunn III
                                          Murray M. Yeomans

COMPARATIVE STOCK PERFORMANCE

      The graph below compares the yearly percentage change in the cumulative total shareholder return on the common stock of the Company during the five years ended December 31, 1995 with the cumulative total return on the S&P 500 Index and the S&P Utility Index over the same period. The S & P Utility Index includes gas pipeline and telecommunications companies in addition to electric and combination companies. The comparison assumes $100 was invested on December 31, 1990 in the Company's common stock and in each of the foregoing indices, and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  1990       1991       1992       1993       1994       1995
Cilcorp               100     116.27     129.85     130.51     120.86     170.22
S&P 500               100     130.47     140.61     154.56      156.6     214.86
S&P Utilities         100     114.62     123.89     141.79     130.52     185.37

INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company for 1996. A representative of Arthur Andersen LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if he so desires and to respond to appropriate questions.

OTHER MATTERS

      The Board has no knowledge of any business to be presented for consideration at the annual meeting other than that discussed above. Should any other business properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in such proxies.

PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders to be presented at the April 22, 1997 annual meeting must be received not later than November 12, 1996 for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals should be sent to the Secretary, CILCORP Inc., 300 Hamilton Boulevard, Suite 300, Peoria, Illinois 61602.

                                      By Order of the Board of Directors,

                                      John G. Sahn
                                      Vice President, General Counsel and
                                      Secretary

March 11, 1996

    CENTRAL ILLINOIS LIGHT COMPANY
   CILCORP INVESTMENT MANAGEMENT INC.
  CILCORP VENTURES INC.
 ENVIRONMENTAL SCIENCE & ENGINEERING, INC.
QST ENTERPRISES INC.

                               [Cilcorp logo]

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned appoints D.E. Connor, R.O. Viets, and J.G. Sahn, and each of them, attorneys and proxies with power of substitution to each, with authority to vote all shares which the undersigned would be entitled to vote if personally present at the 1996 annual meeting of shareholders of CILCORP Inc., or at any adjournment thereof, upon the items set forth in the notice of meeting and proxy statement relating thereto and, in their discretion, upon any other matter which may properly come before the meeting. The shares represented hereby will be voted as directed on the reverse of this card.

                 IF NOT OTHERWISE DIRECTED, THIS PROXY WILL
                  BE VOTED "FOR" THE ELECTION OF DIRECTORS
               (C0NTINUED AND TO BE SIGNED ON THE OTHER SIDE)

ACCOUNT NUMBER         PROXY.          PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHOULD SIGN. ATTORNEY,
                                       EXECUTOR, ADMINISTRATOR, TRUSTEE, CORPORATE OFFICER OR OTHERS SIGNING IN A REPRESENTATIVE
                                       CAPACITY SHOULD GIVE THEIR FULL TITLES.

                                       ELECTION OF DIRECTORS
DATE:                        ,1996
     ------------------------          / / FOR all nominees listed          / / WITHHOLD AUTHORITY
                                           below (except as marked              to vote for all nominees
----------------------------------         to the contrary below)               listed below
SIGNATURE/S
                                       Nominees: J.R. Brazil, J.D. Caulder, and M.M. Yeomans
----------------------------------
                                       INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                                                     THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                                       -----------------------------------------------------------------------------

NO POSTAGE REQUIRED IF RETURNED IN THE ENCLOSED
   ENVELOPE AND MAILED IN THE UNITED STATES.

TEAR OFF THIS PORTION

REMOVE PROXY AT PERFORATION AND RETURN IN ENCLOSED BUSINESS REPLY ENVELOPE.
